                                                             Rule 424(b)(3)
                                                             File Nos. 333-39306
                                                                       811-05846

                        SUPPLEMENT DATED AUGUST 1, 2001

                                       TO

                   PROFILE DATED MAY 1, 2001, AS SUPPLEMENTED
                                      AND
                 PROSPECTUS DATED MAY 1, 2001, AS SUPPLEMENTED

                                      FOR

                               MFS REGATTA ACCESS
                           VARIABLE AND FIXED ANNUITY

             ISSUED BY SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

      Beginning on August 27, 2001, with the addition of a new class of shares -- the "Service Class shares" -- to the MFS/Sun Life Series Trust ("the Series Fund"), the following 31 corresponding Sub-Accounts will be added to the MFS Regatta Access Variable and Fixed Annuity Contracts (the "Contracts"):

Bond -- S Class                                 Managed Sectors -- S Class
Capital Appreciation -- S Class                 Massachusetts Investors Growth Stock -- S Class
Capital Opportunities -- S Class                Massachusetts Investors Trust -- S Class
Emerging Growth -- S Class                      Mid Cap Growth -- S Class
Emerging Markets Equity -- S Class              Money Market -- S Class
Global Asset Allocation -- S Class              New Discovery -- S Class
Global Governments -- S Class                   Research -- S Class
Global Growth -- S Class                        Research Growth and Income -- S Class
Global Health Sciences -- S Class               Research International -- S Class
Global Telecommunications -- S Class            Strategic Growth -- S Class
Global Total Return -- S Class                  Strategic Income -- S Class
Government Securities -- S Class                Technology -- S Class
High Yield -- S Class                           Total Return -- S Class
International Growth -- S Class                 Utilities -- S Class
International Investors Trust -- S Class        Value -- S Class
International New Discovery -- S Class

      This Supplement describes the fees and performance information associated with the Series Fund's Service Class (the "S Class") shares. The S Class shares are the same as the shares (referred to herein as the "Initial Class" shares) currently offered in the Series Fund's Prospectus, dated May 1, 2001, except that the S Class shares are subject to a distribution fee equal to 0.25% of each Fund's daily net assets.

      The INITIAL CLASS SHARES are only available to owners of a MFS Regatta Access Variable and Fixed Annuity Contract who opened their Contracts BEFORE August 27, 2001. (A Contract is considered "opened" once we have received a completed Application in good order.) Subsequent payments and transfers by such Contract owners will continue to purchase Initial Class shares.

      Owners of a MFS Regatta Access Variable and Fixed Annuity Contract who opened their Contracts ON OR AFTER August 27, 2001, will only be able to purchase S CLASS SHARES. Subsequent payments and transfers by such Contract owners will continue to purchase S Class shares.

      At present, the INTERNATIONAL NEW DISCOVERY SERIES and GLOBAL HEALTH SCIENCES SERIES of the MFS/Sun Life Series Trust are not available for sale and, therefore, neither share class of these two Series is available for investment. We do not know at this time when or if these two Series will be made available. YOUR INVESTMENT DECISION TO PURCHASE A CONTRACT SHOULD NOT ASSUME THE FUTURE AVAILABILITY OF THESE SERIES.

      As a result of the addition of the S Class shares, the Profile dated May 1, 2001, as supplemented, (the "Profile") and the Prospectus dated May 1, 2001, as supplemented, (the "Prospectus") for the MFS Regatta Access Variable and Fixed Annuity are further supplemented as follows:

      1. The list of the available investment options appearing in Section 4, "Allocation Options," of the Profile and on the cover page of the Prospectus is hereby supplemented by the addition of the 31 Sub-Accounts listed above.

      2. The summary expense chart appearing in Section 5, "Expenses," of the Profile is supplemented by adding the following Sub-Accounts to the chart:

                                                                                          EXAMPLES:
                                          TOTAL      TOTAL                          TOTAL EXPENSES AT END
                                         ANNUAL      ANNUAL     TOTAL        NO RIDERS (A)        WITH RIDER (B)
                                        INSURANCE     FUND      ANNUAL    -------------------   -------------------
                                         CHARGES    EXPENSES   EXPENSES    1 YEAR    10 YEARS    1 YEAR    10 YEARS
                                        ---------   --------   --------   --------   --------   --------   --------
Bond -- S Class                           1.50%      0.97%      2.47%       $25        $281       $29        $319
Capital Appreciation -- S Class           1.50%      1.00%      2.50%       $25        $284       $29        $322
Capital Opportunities -- S Class          1.50%      1.04%      2.54%       $26        $288       $30        $326
Emerging Growth -- S Class                1.50%      0.99%      2.49%       $25        $283       $29        $321
Emerging Markets Equity -- S Class        1.50%      1.82%      3.32%       $33        $361       $37        $397
Global Asset Allocation -- S Class        1.50%      1.15%      2.65%       $27        $298       $31        $336
Global Governments -- S Class             1.50%      1.19%      2.69%       $27        $302       $31        $340
Global Growth -- S Class                  1.50%      1.29%      2.79%       $28        $312       $32        $349
Global Health Sciences -- S Class         1.50%      1.50%      3.00%       $30        $332       $34        $368
Global Telecommunications -- S Class      1.50%      1.53%      3.03%       $31        $335       $35        $371
Global Total Return -- S Class            1.50%      1.16%      2.66%       $27        $299       $31        $337
Government Securities -- S Class          1.50%      0.87%      2.37%       $24        $271       $28        $310
High Yield -- S Class                     1.50%      1.08%      2.58%       $26        $291       $30        $330
International Growth -- S Class           1.50%      1.49%      2.99%       $30        $331       $34        $368
International Investors Trust --
  S Class                                 1.50%      1.46%      2.96%       $30        $328       $34        $365
International New Discovery --
  S Class                                 1.50%      1.48%      2.98%       $30        $330       $34        $367
Managed Sectors -- S Class                1.50%      1.01%      2.51%       $25        $285       $29        $323
Massachusetts Investors Growth
  Stock -- S Class                        1.50%      1.06%      2.56%       $26        $290       $30        $328
Massachusetts Investors Trust --
  S Class                                 1.50%      0.85%      2.35%       $24        $269       $28        $308
Mid Cap Growth -- S Class                 1.50%      1.14%      2.64%       $27        $297       $31        $336
Money Market -- S Class                   1.50%      0.83%      2.33%       $24        $267       $28        $306
New Discovery -- S Class                  1.50%      1.24%      2.74%       $28        $307       $32        $345
Research -- S Class                       1.50%      0.99%      2.49%       $25        $283       $29        $321
Research Growth and Income -- S Class     1.50%      1.13%      2.63%       $27        $296       $31        $335
Research International -- S Class         1.50%      1.53%      3.03%       $31        $335       $35        $371
Strategic Growth -- S Class               1.50%      1.19%      2.69%       $27        $302       $31        $340
Strategic Income -- S Class               1.50%      1.23%      2.73%       $28        $306       $32        $344
Technology -- S Class                     1.50%      1.17%      2.67%       $27        $300       $31        $338
Total Return -- S Class                   1.50%      0.95%      2.45%       $25        $279       $29        $318
Utilities -- S Class                      1.50%      1.05%      2.55%       $26        $289       $30        $327
Value -- S Class                          1.50%      1.12%      2.62%       $27        $295       $30        $334

      3. The performance chart appearing in Section 8, "Performance," of the Profile is supplemented by adding the following Sub-Accounts to the chart:

 SUB-ACCOUNT                      2000     1999      1998     1997     1996     1995    1994     1993    1992     1991     1990
 -----------                    --------  -------  --------  -------  -------  ------  -------  ------  -------  ------  --------
 Bond -- S Class                  8.36%   (3.45)%      --       --       --       --      --       --      --       --       --
 Capital Appreciation --
  S Class                       (12.97)%  30.34%    26.44%   20.93%   19.30%   32.08%  (5.37)%  15.89%  11.15%   38.44%  (11.34)%
 Capital Opportunities --
  S Class                        (6.52)%  45.09%    24.72%   25.32%      --       --      --       --      --       --       --
 Emerging Growth -- S Class     (20.51)%  72.82%    31.51%   19.76%   14.99%      --      --       --      --       --       --
 Emerging Markets Equity --
  S Class                       (24.10)%  49.88%   (31.27)%   8.41%      --       --      --       --      --       --       --
 Global Asset Allocation --
  S Class                        (4.00)%  16.48%     4.64%    8.87%   13.89%   19.45%     --       --      --       --       --
 Global Governments --
  S Class                        (0.46)%  (6.85)%   13.42%   (2.58)%   2.75%   13.62%  (6.24)%  16.77%  (1.36)%  12.72%   11.29%
 Global Growth -- S Class       (14.65)%  64.46%    12.51%   13.25%   11.04%   13.90%   1.05%      --      --       --       --
 Global Total Return --
  S Class                         0.54%    6.53%    16.25%   11.60%   12.20%   15.80%     --       --      --       --       --
 Government Securities --
  S Class                        10.19%   (3.65)%    6.79%    6.78%   (0.24)%  15.53%  (3.95)%   6.70%   4.78%   13.79%    6.89%
 High Yield -- S Class           (8.40)%   4.98%    (1.21)%  11.17%   10.08%   14.93%  (4.02)%  15.62%  12.96%   45.03%  (15.96)%
 International Growth --
  S Class                        (9.41)%  32.98%     0.08%   (3.43)%     --       --      --       --      --       --       --
 International Investors
  Trust -- S Class               (4.07)%  15.24%    19.46%    4.59%    2.97%      --      --       --      --       --       --
 Managed Sectors -- S Class     (22.22)%  82.45%    10.32%   23.39%   15.47%   29.92%  (3.72)%   2.16%   4.55%   59.17%  (12.12)%
 Massachusetts Investors
  Growth Stock -- S Class        (7.76)%  33.44%       --       --       --       --      --       --      --       --       --
 Massachusetts Investors
  Trust -- S Class               (1.64)%   5.32%    21.65%   29.62%   23.16%   35.00%  (2.91)%   6.45%   3.69%      --       --
 Money Market -- S Class          4.13%    2.85%     3.14%    3.16%    3.01%    3.54%   1.82%    0.76%   1.46%    3.87%    5.89%
 New Discovery -- S Class        (1.36)%  57.45%       --       --       --       --      --       --      --       --       --
 Research -- S Class             (5.79)%  22.00%    21.45%   18.66%   21.60%   35.00%     --       --      --       --       --
 Research Growth and
  Income -- S Class               1.32%    6.27%    20.01%      --       --       --      --       --      --       --       --
 Research International --
  S Class                        (9.57)%  52.30%       --       --       --       --      --       --      --       --       --
 Strategic Growth -- S Class    (11.56)%  19.28%       --       --       --       --      --       --      --       --       --
 Strategic Income -- S Class      1.12%   21.38%       --       --       --       --      --       --      --       --       --
 Total Return -- S Class         14.79%    1.03%     9.76%   19.78%   12.00%   24.52%  (4.05)%  11.34%   6.40%   19.47%    0.80%
 Utilities -- S Class             5.14%   29.00%    15.50%   30.37%   18.17%   30.05%  (6.69)%     --      --       --       --
 Value -- S Class                28.03%    5.18%       --       --       --       --      --       --      --       --       --

      4. The "Underlying Fund Annual Expenses" table appearing on page 5 of the Prospectus is supplemented by adding the fees associated with the S
Class shares of the Funds as follows:

                                                    OTHER FUND                            TOTAL ANNUAL FUND
                                                     EXPENSES                                 EXPENSES
                                    MANAGEMENT        AFTER           12B-1 OR            AFTER AND BEFORE
FUND                                   FEES      REIMBURSEMENT(2)   SERVICE FEES          REIMBURSEMENT(2)
----                                ----------   ----------------   ------------  ---------------------------------
Bond -- S Class                       0.60%           0.12%             0.25%      0.97%
Capital Appreciation -- S Class       0.71%           0.04%             0.25%      1.00%
Capital Opportunities -- S Class      0.71%           0.08%             0.25%      1.04%
Emerging Growth -- S Class            0.69%           0.05%             0.25%      0.99%
Emerging Markets Equity --
  S Class                             1.25%           0.32%             0.25%      1.82%
Global Asset Allocation --
  S Class                             0.75%           0.15%             0.25%      1.15%
Global Governments -- S Class         0.75%           0.19%             0.25%      1.19%
Global Growth -- S Class              0.90%           0.14%             0.25%      1.29%
Global Health Sciences --
  S Class (3)                         1.00%           0.25%             0.25%      1.50%  [1.71%]
Global Telecommunications --
  S Class (3)                         1.00%           0.28%             0.25%      1.53%  [8.75%]
Global Total Return -- S Class        0.75%           0.16%             0.25%      1.16%
Government Securities -- S Class      0.55%           0.07%             0.25%      0.87%
High Yield -- S Class                 0.75%           0.08%             0.25%      1.08%
International Growth -- S Class       0.98%           0.26%             0.25%      1.49%
International Investors Trust --
  S Class                             0.98%           0.23%             0.25%      1.46%
International New Discovery --
  S Class (3)                         0.98%           0.25%             0.25%      1.48%  [1.69%]
Managed Sectors -- S Class            0.71%           0.05%             0.25%      1.01%
Massachusetts Investors Growth
  Stock -- S Class                    0.75%           0.06%             0.25%      1.06%
Massachusetts Investors Trust --
  S Class                             0.55%           0.05%             0.25%      0.85%
Mid Cap Growth -- S Class             0.75%           0.14%             0.25%      1.14%
Money Market -- S Class               0.50%           0.08%             0.25%      0.83%
New Discovery -- S Class              0.90%           0.09%             0.25%      1.24%
Research -- S Class                   0.69%           0.05%             0.25%      0.99%
Research Growth and Income --
  S Class                             0.75%           0.13%             0.25%      1.13%
Research International -- S Class     1.00%           0.28%             0.25%      1.53%
Strategic Growth -- S Class           0.75%           0.19%             0.25%      1.19%
Strategic Income -- S Class           0.75%           0.23%             0.25%      1.23%
Technology -- S Class                 0.75%           0.17%             0.25%      1.17%
Total Return -- S Class               0.66%           0.04%             0.25%      0.95%
Utilities -- S Class                  0.72%           0.08%             0.25%      1.05%
Value -- S Class                      0.75%           0.12%             0.25%      1.12%

      5. Footnote (2) to the "Underlying Fund Annual Expenses" table appearing on page 5 of the Prospectus is supplemented with the addition of the following fee reimbursements associated with S Class shares of the Funds:

Bond -- S Class.............................................  0.95%
Capital Appreciation -- S Class.............................  0.99%
Emerging Growth -- S Class..................................  0.98%
Emerging Markets Equity -- S Class..........................  1.80%
Global Asset Allocation -- S Class..........................  1.14%
Global Governments -- S Class...............................  1.18%
Global Growth -- S Class....................................  1.28%
Global Telecommunications -- S Class........................  1.50%
Global Total Return -- S Class..............................  1.15%
High Yield -- S Class.......................................  1.07%
International Growth -- S Class.............................  1.48%
Massachusetts Investors Trust -- S Class....................  0.84%
Mid Cap Growth -- S Class...................................  1.12%
Research Growth and Income -- S Class.......................  1.12%
Research International -- S Class...........................  1.52%
Strategic Growth -- S Class.................................  1.17%
Strategic Income -- S Class.................................  1.21%
Technology -- S Class.......................................  1.15%
Total Return -- S Class.....................................  0.94%
Utilities -- S Class........................................  1.04%
Value -- S Class............................................  1.11%

      6. Footnote (3) to the "Underlying Fund Annual Expenses" table appearing on page 6 of the Prospectus is replaced with the following paragraph:

    (3) MFS has contractually agreed to bear the expenses of each of the two classes (Initial Class and S Class) of the Global Health Science Series, Global Telecommunications Series, and International New Discovery
       Series such that "Other Fund Expenses," after taking into account the expense offset arrangement described in Footnote (2), above, do not exceed 0.25% annually. These contractual fee arrangements will continue until at least May 1, 2002, unless changed with the consent of the Series Fund's Board of Directors; provided, however, that a Fund's contractual fee arrangement will terminate prior to May 1, 2002, in the event that the Fund's "Other Fund Expenses" equal or fall below 0.25% annually.

      7. The "Examples" presented on pages 7 and 8 of the Prospectus are supplemented by adding the following examples:

      If you do or do not surrender your Contract, or if you annuitize your Contract, at the end of the applicable period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return, an average Contract size of $50,000, and no optional death benefit riders have been elected:

                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                              --------   --------   --------   --------
Bond -- S Class.............................................    $25        $ 77       $132       $281
Capital Appreciation -- S Class.............................    $25        $ 78       $133       $284
Capital Opportunities -- S Class............................    $26        $ 79       $135       $288
Emerging Growth -- S Class..................................    $25        $ 78       $133       $283
Emerging Markets Equity -- S Class..........................    $33        $102       $173       $361
Global Asset Allocation -- S Class..........................    $27        $ 82       $141       $298
Global Governments -- S Class...............................    $27        $ 84       $142       $302
Global Growth -- S Class....................................    $28        $ 87       $147       $312
Global Health Sciences -- S Class...........................    $30        $ 93       $158       $332
Global Telecommunications -- S Class........................    $31        $ 94       $159       $335
Global Total Return -- S Class..............................    $27        $ 83       $141       $299
Government Securities -- S Class............................    $24        $ 74       $127       $271
High Yield -- S Class.......................................    $26        $ 80       $137       $291
International Growth -- S Class.............................    $30        $ 92       $157       $331
International Investors Trust -- S Class....................    $30        $ 92       $156       $328
International New Discovery -- S Class......................    $30        $ 92       $157       $330
Managed Sectors -- S Class..................................    $25        $ 78       $134       $285
Massachusetts Investors Growth Stock -- S Class.............    $26        $ 80       $136       $290
Massachusetts Investors Trust -- S Class....................    $24        $ 73       $126       $269
Mid Cap Growth -- S Class...................................    $27        $ 82       $140       $297
Money Market -- S Class.....................................    $24        $ 73       $125       $267
New Discovery -- S Class....................................    $28        $ 85       $145       $307
Research -- S Class.........................................    $25        $ 78       $133       $283
Research Growth and Income -- S Class.......................    $27        $ 82       $140       $296
Research International -- S Class...........................    $31        $ 94       $159       $335
Strategic Growth -- S Class.................................    $27        $ 84       $142       $302
Strategic Income -- S Class.................................    $28        $ 85       $144       $306
Technology -- S Class.......................................    $27        $ 83       $141       $300
Total Return -- S Class.....................................    $25        $ 76       $131       $279
Utilities -- S Class........................................    $26        $ 79       $136       $289
Value -- S Class............................................    $27        $ 81       $139       $295

      If you do or do not surrender your Contract, or if you annuitize your Contract, at the end of the applicable period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return, an average Contract size of $50,000, and the EEB Plus MAV optional death benefit rider has been elected:

                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                              --------   --------   --------   --------
Bond -- S Class.............................................    $29        $ 89       $151       $319
Capital Appreciation -- S Class.............................    $29        $ 90       $153       $322
Capital Opportunities -- S Class............................    $30        $ 91       $155       $326
Emerging Growth -- S Class..................................    $29        $ 89       $152       $321
Emerging Markets Equity -- S Class..........................    $37        $114       $192       $397
Global Asset Allocation -- S Class..........................    $31        $ 94       $160       $336
Global Governments -- S Class...............................    $31        $ 95       $162       $340
Global Growth -- S Class....................................    $32        $ 98       $167       $349
Global Health Sciences -- S Class...........................    $34        $104       $177       $368
Global Telecommunications -- S Class........................    $35        $105       $178       $371
Global Total Return -- S Class..............................    $31        $ 95       $161       $337
Government Securities -- S Class............................    $28        $ 86       $146       $310
High Yield -- S Class.......................................    $30        $ 92       $157       $330
International Growth -- S Class.............................    $34        $104       $176       $368
International Investors Trust -- S Class....................    $34        $103       $175       $365
International New Discovery -- S Class......................    $34        $104       $176       $367
Managed Sectors -- S Class..................................    $29        $ 90       $153       $323
Massachusetts Investors Growth Stock -- S Class.............    $30        $ 92       $156       $328
Massachusetts Investors Trust -- S Class....................    $28        $ 85       $145       $308
Mid Cap Growth -- S Class...................................    $31        $ 94       $160       $336
Money Market -- S Class.....................................    $28        $ 85       $144       $306
New Discovery -- S Class....................................    $32        $ 97       $164       $345
Research -- S Class.........................................    $29        $ 89       $152       $321
Research Growth and Income -- S Class.......................    $31        $ 94       $159       $335
Research International -- S Class...........................    $35        $105       $178       $371
Strategic Growth -- S Class.................................    $31        $ 95       $162       $340
Strategic Income -- S Class.................................    $32        $ 97       $164       $344
Technology -- S Class.......................................    $31        $ 95       $161       $338
Total Return -- S Class.....................................    $29        $ 88       $150       $318
Utilities -- S Class........................................    $30        $ 91       $155       $327
Value -- S Class............................................    $30        $ 93       $159       $334

      THESE EXAMPLES SHOULD NOT BE CONSIDERED TO BE REPRESENTATIONS OF PAST OR FUTURE EXPENSES, AND ACTUAL EXPENSES MAY BE GREATER OR LOWER THAN THOSE SHOWN. THE EXAMPLES ASSUME THAT ALL CURRENT WAIVERS AND REIMBURSEMENTS CONTINUE THROUGHOUT ALL PERIODS.

      8. The second paragraph under "Variable Account Options: The MFS/Sun Life Series Trust," beginning on page 10 of the Prospectus is replaced by the following:

      "The Series Fund is composed of 31 independent portfolios of securities, each of which has separate investment objectives and policies. Shares of the Series Fund are issued in 31 series (each, a "Fund"), each corresponding to one of the portfolios. Each Fund offers two share classes: an Initial Class and a Service Class (or "S Class"). The Contract provides for investment by the Sub-Accounts in both share classes of 29 of the Funds. (NEITHER SHARE CLASS OF THE INTERNATIONAL NEW DISCOVERY
      SERIES AND GLOBAL HEALTH SCIENCES SERIES ARE PRESENTLY AVAILABLE FOR SALE.) Additional portfolios may be added to the Series Fund which may or may not be available for investment by the Variable Account."

THIS SUPPLEMENT IS NOT VALID UNLESS ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS FOR THE MFS REGATTA ACCESS VARIABLE AND FIXED ANNUITY, AND THE CURRENT FUND PROSPECTUS AS SUPPLEMENTED. ALL SUPPLEMENTS AND THE PROSPECTUSES SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.

ACCESS SUPP 08/2001

                                                             Rule 424(b)(3)
                                                             File Nos. 333-39306
                                                                       811-05846

                        SUPPLEMENT DATED AUGUST 1, 2001

                                       TO

                   PROFILE DATED MAY 1, 2001, AS SUPPLEMENTED
                                      AND
                 PROSPECTUS DATED MAY 1, 2001, AS SUPPLEMENTED

                                      FOR

                               FUTURITY FOCUS II
                           VARIABLE AND FIXED ANNUITY

             ISSUED BY SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

      Beginning on August 27, 2001, with the addition of a new class of shares -- the "Service Class shares" -- to the MFS/Sun Life Series Trust ("the Series Fund"), the following 9 corresponding investment options will be added to the Futurity Focus II Variable and Fixed Annuity Contracts (the "Contracts"):

        MFS/Sun Life Capital Appreciation -- S Class
        MFS/Sun Life Emerging Growth -- S Class
        MFS/Sun Life Government Securities -- S Class
        MFS/Sun Life High Yield -- S Class
        MFS/Sun Life Massachusetts Investors Growth Stock -- S Class MFS/Sun Life Massachusetts Investors Trust -- S Class
        MFS/Sun Life New Discovery -- S Class
        MFS/Sun Life Total Return -- S Class
        MFS/Sun Life Utilities -- S Class

      This Supplement describes the fees and performance information associated with the Series Fund's Service Class (the "S Class") shares. The S Class shares are the same as the shares (referred to herein as the "Initial Class" shares) currently offered in the Series Fund's Prospectus, dated May 1, 2001, except that the S Class shares are subject to a distribution fee equal to 0.25% of each Fund's daily net assets.

      The INITIAL CLASS SHARES are only available to owners of a Futurity Focus II Variable and Fixed Annuity Contract who opened their Contracts BEFORE
August 27, 2001. (A Contract is considered "opened" once we have received a completed Application in good order.) Subsequent payments and transfers by such Contract owners will continue to purchase Initial Class shares.

      Owners of a Futurity Focus II Variable and Fixed Annuity Contract who opened their Contracts ON OR AFTER August 27, 2001, will only be able to purchase S CLASS SHARES. Subsequent payments and transfers by such Contract owners will continue to purchase S Class shares.

      As a result of the addition of the S Class shares, the Profile dated
May 1, 2001, as supplemented, (the "Profile") and the Prospectus dated May 1, 2001, as supplemented, (the "Prospectus") for the Futurity Focus II Variable and Fixed Annuity are further supplemented as follows:

      1. The list of the available Sub-Accounts appearing in Section 4, "Allocation Options," of the Profile and on the cover page of the Prospectus is hereby supplemented by the adding, under the heading "MFS/Sun Life
Series Trust" the 9 Sub-Accounts listed above.

      2. The summary expense chart appearing in Section 5, "Expenses," of the Profile is supplemented by adding the following Sub-Accounts to the chart:

                                                                                  EXAMPLES:
                                  TOTAL      TOTAL                          TOTAL EXPENSE AT END
                                 ANNUAL      ANNUAL     TOTAL        NO RIDERS (A)        WITH RIDER (B)
                                INSURANCE     FUND      ANNUAL    -------------------   -------------------
SUB-ACCOUNTS                     CHARGES    EXPENSES   EXPENSES    1 YEAR    10 YEARS    1 YEAR    10 YEARS
------------                    ---------   --------   --------   --------   --------   --------   --------
MFS/Sun Life Capital
 Appreciation -- S Class          1.50%      1.00%       2.50%      $25        $284       $29        $322
MFS/Sun Life Emerging
 Growth -- S Class                1.50%      0.99%       2.49%      $25        $283       $29        $321
MFS/Sun Life Government
 Securities -- S Class            1.50%      0.87%       2.37%      $24        $271       $28        $310
MFS/Sun Life High Yield --
 S Class                          1.50%      1.08%       2.58%      $26        $291       $30        $330
MFS/Sun Life Massachusetts
 Investors Growth Stock --
 S Class                          1.50%      1.06%       2.56%      $26        $290       $30        $328
MFS/Sun Life Massachusetts
 Investors Trust -- S Class       1.50%      0.85%       2.35%      $24        $269       $28        $308
MFS/Sun Life New Discovery --
 S Class                          1.50%      1.24%       2.74%      $28        $307       $32        $345
MFS/Sun Life Total Return --
 S Class                          1.50%      0.95%       2.45%      $25        $279       $29        $318
MFS/Sun Life Utilities --
 S Class                          1.50%      1.05%       2.55%      $26        $289       $30        $327

      3. The performance chart appearing in Section 8, "Performance," of the Profile is supplemented by adding the following Sub-Accounts to the chart:

 SUB-ACCOUNT                         2000     1999     1998     1997    1996     1995    1994     1993    1992    1991     1990
 -----------                       --------  -------  -------  ------  -------  ------  -------  ------  ------  ------  --------
 MFS/Sun Life Capital
  Appreciation -- S Class          (13.50)%  29.81%   25.95%   20.48%  18.84%   31.62%  (5.81)%  15.42%  11.10%  38.05%  (11.83)%
 MFS/Sun Life Emerging Growth --
  S Class                          (20.75)%  72.58%   31.35%   19.59%  14.87%      --      --       --      --      --       --
 MFS/Sun Life Government
  Securities -- S Class             10.04%   (3.80)%   6.70%    6.68%  (0.29)%  15.48%  (4.07)%   6.66%   4.81%  13.67%    6.87%
 MFS/Sun Life High Yield --
  S Class                           (8.47)%   4.91%   (1.15)%  11.21%  10.10%   14.85%  (3.93)%  15.57%  12.94%  44.93%  (15.76)%
 MFS/Sun Life Massachusetts
  Investors Growth Stock --
  S Class                           (7.94)%  33.26%      --       --      --       --      --       --      --      --       --
 MFS/Sun Life Massachusetts
  Investors Trust -- S Class        (1.82)%   5.14%   21.53%   29.49%  23.06%   34.88%  (3.00)%   6.37%   3.69%     --       --
 MFS/Sun Life New Discovery --
  S Class                           (1.54)%  57.29%      --       --      --       --      --       --      --      --       --
 MFS/Sun Life Total Return --
  S Class                           14.61%    0.88%    9.59%   19.70%  11.93%   24.36%  (4.10)%  11.22%   6.51%  19.34%    0.71%
 MFS/Sun Life Utilities --
  S Class                            5.13%   29.00%   15.52%   30.43%  18.28%   30.09%  (6.61)%     --      --      --       --

      4. The "Underlying Fund Annual Expenses" table appearing on pages 6 and 7 of the Prospectus is supplemented by adding the following S Class shares of the Series Fund:

                                                      OTHER                        TOTAL ANNUAL FUND
                                                  FUND EXPENSES                        EXPENSES
                                    MANAGEMENT        AFTER           12B-1 OR     AFTER AND BEFORE
FUND                                   FEES      REIMBURSEMENT(2)   SERVICE FEES   REIMBURSEMENT(2)
----                                ----------   ----------------   ------------   -----------------
MFS/ Sun Life Capital
  Appreciation -- S Class (9)         0.71%           0.04%             0.25%            1.00%
MFS/ Sun Life Emerging Growth --
  S Class (9)                         0.69%           0.05%             0.25%            0.99%
MFS/ Sun Life Government
  Securities -- S Class               0.55%           0.07%             0.25%            0.87%
MFS/ Sun Life High Yield --
  S Class (9)                         0.75%           0.08%             0.25%            1.08%
MFS/ Sun Life Massachusetts
  Investors Growth Stock --
  S Class                             0.75%           0.06%             0.25%            1.06%
MFS/ Sun Life Massachusetts
  Investors Trust --
  S Class (9)                         0.55%           0.05%             0.25%            0.85%
MFS/ Sun Life New Discovery --
  S Class                             0.90%           0.09%             0.25%            1.24%
MFS/ Sun Life Total Return --
  S Class (9)                         0.66%           0.04%             0.25%            0.95%
MFS/ Sun Life Utilities --
  S Class (9)                         0.72%           0.08%             0.25%            1.05%

------------------------

      5. Footnote (9) to the "Underlying Fund Annual Expenses" table appearing on page 8 of the Prospectus is supplemented with the addition of the following S class shares of the Series Fund:

    MFS/Sun Life Capital Appreciation -- S Class............  0.99%
    MFS/Sun Life Emerging Growth -- S Class.................  0.98%
    MFS/Sun Life High Yield -- S Class......................  1.07%
    MFS/Sun Life Massachusetts Investors Trust -- S Class...  0.84%
    MFS/Sun Life Total Return -- S Class....................  0.94%
    MFS/Sun Life Utilities -- S Class.......................  1.04%

      6. The "Examples" presented on pages 9 through 11 of the Prospectus are supplemented by adding the following examples:

      If you do or do not surrender your Contract, or it you annuitize, at the end of the applicable period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return, an average Contract size of $50,000, and no optional death benefit riders have been elected:

                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                              --------   --------   --------   --------
MFS Sun Life Capital Appreciation -- S Class................    $25        $78        $133       $284
MFS Sun Life Emerging Growth -- S Class.....................    $25        $78        $133       $283
MFS Sun Life Government Securities -- S Class...............    $24        $74        $127       $271
MFS Sun Life High Yield -- S Class..........................    $26        $80        $137       $291
MFS Sun Life Massachusetts Investors Growth Stock --
  S Class...................................................    $26        $80        $136       $290
MFS Sun Life Massachusetts Investors Trust- S Class.........    $24        $73        $126       $269
MFS Sun Life New Discovery -- S Class.......................    $28        $85        $145       $307
MFS Sun Life Total Return -- S Class........................    $25        $76        $131       $279
MFS Sun Life Utilities -- S Class...........................    $26        $79        $136       $289

      If you do or do not surrender your Contract, or if you annuitize, at the end of the applicable period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return, an average Contract size of $50,000, and the EEB Plus MAV optional death benefit rider has been elected:

                                                               1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                              --------   --------   --------   --------
MFS Sun Life Capital Appreciation -- S Class................    $29        $90        $153       $322
MFS Sun Life Emerging Growth -- S Class.....................    $29        $89        $152       $321
MFS Sun Life Government Securities -- S Class...............    $28        $86        $146       $310
MFS Sun Life High Yield -- S Class..........................    $30        $92        $157       $330
MFS Sun Life Massachusetts Investors Growth Stock --
  S Class...................................................    $30        $92        $156       $328
MFS Sun Life Massachusetts Investors Trust- S Class.........    $28        $85        $145       $308
MFS Sun Life New Discovery -- S Class.......................    $32        $97        $164       $345
MFS Sun Life Total Return -- S Class........................    $29        $88        $150       $318
MFS Sun Life Utilities -- S Class...........................    $30        $91        $155       $327

      THESE EXAMPLES SHOULD NOT BE CONSIDERED TO BE REPRESENTATIONS OF PAST OR FUTURE EXPENSES, AND ACTUAL EXPENSES MAY BE GREATER OR LOWER THAN THOSE SHOWN. THE EXAMPLES ASSUME THAT ALL CURRENT WAIVERS AND REIMBURSEMENTS CONTINUE THROUGHOUT ALL PERIODS.

THIS SUPPLEMENT IS NOT VALID UNLESS ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS FOR THE FUTURITY FOCUS II VARIABLE AND FIXED ANNUITY, AND ALL CURRENT FUND PROSPECTUSES AS SUPPLEMENTED. ALL SUPPLEMENTS AND THE PROSPECTUSES SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE.

FUT502